                                                                     Exhibit 3.2

                                     BYLAWS

                                       OF

                                 GOGO BABY, INC.

                                   ARTICLE I
                                  STOCKHOLDERS

     1. CERTIFICATES  REPRESENTING STOCK. Certificates representing stock in the corporation  shall be  signed  by,  or in the name of,  the  corporation  by the
Chairperson or Vice-  Chairperson  of the Board of Directors,  if any, or by the
President or a Vice-President and by the Treasurer or an Assistant  Treasurer or
the  Secretary or an  Assistant  Secretary  of the  corporation.  Any or all the signatures  on any such  certificate  may be a  facsimile.  In case any officer, transfer  agent,  or registrar who has signed or whose  facsimile  signature has been placed upon a certificate  shall have ceased to be such  officer,  transfer agent, or registrar before such  certificate is issued,  it may be issued by the corporation  with the same effect as if such person were such officer,  transfer agent, or registrar at the date of issue.

     Whenever the  corporation  shall be authorized to issue more than one class of stock or more  than one  series  of any  class of  stock,  and  whenever  the corporation  shall  issue any  shares of its stock as  partly  paid  stock,  the certificates  representing  shares  of any such  class or  series or of any such partly  paid stock  shall set forth  thereon the  statements  prescribed  by the
General  Corporation  Law. Any  restrictions  on the transfer or registration of transfer  of any  shares  of  stock  of any  class  or  series  shall  be  noted
conspicuously on the certificate representing such shares.

     The  corporation  may issue a new  certificate  of stock or  uncertificated shares in place of any  certificate  theretofore  issued by it,  alleged to have been lost,  stolen,  or  destroyed,  and the Board of Directors  may require the owner of the lost,  stolen,  or destroyed  certificate,  or such  owner's  legal representative,  to give the  corporation  a bond  sufficient  to indemnify  the corporation  against  any claim  that may be made  against  it on account of the alleged loss,  theft, or destruction of any such  certificate or the issuance of any such new certificate or uncertificated shares.

     2. UNCERTIFICATED  SHARES. Subject to any conditions imposed by the General
Corporation  Law,  the Board of  Directors  of the  corporation  may  provide by resolution  or  resolutions  that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares. Within a reasonable
time  after  the  issuance  or  transfer  of  any  uncertificated   shares,  the
corporation  shall send to the  registered  owner  thereof  any  written  notice prescribed by the General Corporation Law,
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     3.  FRACTIONAL  SHARE  INTERESTS.  The  corporation  may,  but shall not be required  to,  issue  fractions of a share.  If the  corporation  does not issue fractions of a share,  it shall (1) arrange for the  disposition  of  fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those  entitled  to receive  such  fractions  are
determined,   or  (3)  issue  scrip  or  warrants  in  registered  form  (either represented by a certificate or uncertificated) or bearer form (represented by a certificate)  which  shall  entitle  the holder to receive a full share upon the surrender of such scrip or warrants  aggregating a full share. A certificate for a fractional  share or an  uncertificated  fractional  share shall, but scrip or warrants  shall not unless  otherwise  provided  therein,  entitle the holder to exercise voting rights, to receive dividends thereon,  and to participate in any of the  assets  of the  corporation  in the event of  liquidation.  The Board of
Directors  may cause scrip or warrants  to be issued  subject to the  conditions that they shall become void if not exchanged for  certificates  representing the lull shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are  exchangeable may be sold by the corporation and the proceeds  thereof  distributed to the holders of scrip or  warrants,  or  subject to any other  conditions  which the Board of
Directors may impose.

     4.  STOCK  TRANSFERS.  Upon  compliance  with  provisions  restricting  the transfer or registration  of transfer of shares of stock,  if any,  transfers or registration  of transfers of shares of stock of the  corporation  shall be made only on the stock ledger of the corporation by the registered holder thereof, or by the registered  holder's attorney  thereunto  authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent  or a  registrar,  if any,  and,  in the  case of  shares  represented  by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

     5.  RECORD  DATE FOR  STOCKHOLDERS.  In  order  that  the  corporation  may determine  the  stockholders  entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date,  which  record date shall not  precede the date upon which the  resolution fixing the record date is adopted by the Board of  Directors,  and which  record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors,  the record date for  determining  stockholders  entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given,  or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held. A determination  of stockholders  of  record  entitled  to  notice  of or to  vote at a  meeting  of stockholders shall apply to any adjournment of the meeting;  provided,  however, that the Board of Directors may fix a new record date for the adjourned meeting.
In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record  date,  which  record  date shall not  precede  the date upon which the resolution  fixing the record  date is  adopted by the Board of  Directors,  and which  date  shall  not be more  than ten days  after  the date  upon  which the resolution  fixing the record date is adopted by the Board of  Directors.  If no record  date has been  fixed by the  Board of  Directors,  the  record  date for

determining the stockholders  entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General  Corporation  Law, shall be the first date on which a signed written consent  setting  forth the action taken or proposed to be taken is delivered to the  corporation by delivery to its registered  office in the State of Delaware, its  principal  place of  business,  or an officer  or agent of the  corporation having custody of the book in which  proceedings of meetings of stockholders are recorded.  Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been  fixed by the  Board of  Directors  and  prior  action  by the Board of
Directors  is  required  by the  General  Corporation  Law,  the record date for determining  stockholders  entitled  to consent to  corporate  action in writing without a  meeting  shall be at the  close of  business  on the day on which the
Board of Directors adopts the resolution taking such prior action. In order that the  corporation may determine the  stockholders  entitled to receive payment of
any  dividend  or  other   distribution  or  allotment  of  any  rights  or  the
stockholders  entitled  to  exercise  any  rights  in  respect  of  any  change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of  Directors  may fix a record  date,  which  record  date  shall not precede  the date upon which the  resolution  fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed,  the record date for determining  stockholders  for any such purpose  shall be at the close of business on the day on which the Board of
Directors adopts the resolution relating thereto.

     6.  MEANING OF  CERTAIN  TERMS.  As used  herein in respect of the right to notice of a meeting of  stockholders  or a waiver  thereof or to  participate or vote  thereat or to  consent or dissent in writing in lieu of a meeting,  as the case may be,  the term  "share"  or  "shares"  or "share of stock" or "shares of stock" or  "stockholder"  or  "stockholders"  refers to an outstanding  share or shares of stock and to a holder or  holders of record of  outstanding  shares of stock when the  corporation  is  authorized to issue only one class of shares of stock,  and said reference is also intended to include any outstanding  share or shares of stock and any  holder or holders  of record of  outstanding  shares of stock of any class  upon  which or upon whom the  certificate  of  incorporation confers  such rights  where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding  that the certificate of incorporation may provide for more than one class or series of  shares  of stock,  one or more of which are  limited  or denied such rights thereunder;  provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized  number of shares of stock of any class or series which is otherwise  denied  voting rights under the provisions of the certificate of  incorporation,  except as any provision of law may otherwise require.

     7. STOCKHOLDER MEETINGS.

     - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the  directors,  provided,  that the first annual  meeting shall be held on a date within  thirteen  months after the  organization  of the corporation,  and each successive  annual meeting shall be held on a date within thirteen  months  after  the date of the  preceding  annual  meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

     - PLACE.  Annual meetings and special meetings shall be held at such place, within or without the State of  Delaware,  as the  directors  may,  from time to time,  fix.  Whenever the  directors  shall fail to fix such place,  the meeting shall  be held at the  registered  office  of the  corporation  in the  State of
Delaware.

     - CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

     - NOTICE OR WAIVER  OF  NOTICE.  Written  notice of all  meetings  shall be given,  stating the place,  date,  and hour of the meeting and stating the place within  the  city or  other  municipality  or  community  at  which  the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other  business  which may properly come before the meeting,  and shall (if any other  action  which could be taken at a special  meeting is to be taken at such annual  meeting)  state the purpose or  purposes.  The notice of a special  meeting shall in all instances  state the purpose or purposes for which the  meeting is called.  The notice of any  meeting  shall also  include,  or be accompanied by, any additional statements,  information, or documents prescribed by the General  Corporation  Law.  Except as  otherwise  provided by the General
Corporation Law, a copy of the notice of any meeting shall be given,  personally or by mail,  not less than ten days nor more than sixty days  before the date of the meeting,  unless the lapse of the prescribed  period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which such  stockholder  may have  furnished by request in writing to the Secretary of the  corporation.  Notice by mail shall be deemed to be given when  deposited,  with postage  thereon  prepaid,  in the United States
Mail.  If a meeting is  adjourned  to another  time,  not more than  thirty days hence,  and/or to another place,  and if an  announcement  of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment,  fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written  waiver of notice signed by such  stockholder  before or after
the  time  stated  therein.   Attendance  of  a  stockholder  at  a  meeting  of
stockholders  shall  constitute a waiver of notice of such meeting,  except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully  called or convened.  Neither the business to be transacted  at, nor the purpose of, any regular or special meeting of the  stockholders  need be specified in any written waiver of notice.

     - STOCKHOLDER  LIST.  The officer who has charge of the stock ledger of the corporation  shall  prepare and make,  at least ten days before every meeting of stockholders,  a complete  list of the  stockholders,  arranged in  alphabetical order,  and  showing the  address of each  stockholder  and the number of shares registered  in the  name of each  stockholder.  Such  list  shall be open to the examination of any stockholder,  for any purpose germane to the meeting,  during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other  municipality  or community where the meeting  is to be held,  which  place  shall be  specified  in the notice of the meeting,  or if not so specified,  at the place where the meeting is to be held.
The list shall also be  produced  and kept at the time and place of the  meeting

during the whole time thereof,  and may be inspected by any  stockholder  who is present.  The  stock  ledger  shall  be the  only  evidence  as to who  are  the stockholders  entitled to examine the stock  ledger,  the list  required by this section  or  the  books  of the  corporation,  or to  vote  at  any  meeting  of stockholders.

     - CONDUCT OF MEETING.  Meetings of the stockholders  shall be presided over by one of the  following  officers in the order of seniority  and if present and acting - the  Chairperson  of the Board,  if any,  the  Vice-Chairperson  of the
Board, if any, the President, a Vice-President,  or, if none of the foregoing is in  office  and  present  and  acting,  by a  chairperson  to be  chosen  by the stockholders.  The Secretary of the corporation, or in such Secretary's absence, an Assistant Secretary,  shall act as secretary of every meeting, but if neither the  Secretary  nor an  Assistant  Secretary is present the  chairperson  of the meeting shall appoint a secretary of the meeting.

     - PROXY  REPRESENTATION.  Every stockholder may authorize another person or persons  to act  for  such  stockholder  by  proxy  in all  matters  in  which a stockholder  is  entitled  to  participate,  whether  by  waiving  notice of any meeting,  voting or participating at a meeting, or expressing consent or dissent without a  meeting.  Every  proxy must be signed by the  stockholder  or by such stockholder's  attorney-in-fact.  No proxy  shall be voted or acted  upon  after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable  regardless of whether the interest  with  which it is  coupled is an  interest  in the stock  itself or an interest in the corporation generally.

     - INSPECTORS.  The directors, in advance of any meeting, may, but need not, appoint  one or  more  inspectors  of  election  to act  at the  meeting  or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more  inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by  appointment  made by the  directors  in advance of the meeting or at the meeting by the person presiding  thereat.  Each inspector,  if any, before  entering upon the discharge of duties of inspector,  shall take and sign an oath  faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's  ability.  The inspectors,  if any, shall  determine the number of shares of stock  outstanding and the voting power of each,  the shares of stock  represented  at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes,  ballots,  or consents,  hear and determine all  challenges and questions arising in  connection  with the right to vote,  count and  tabulate  all votes, ballots,  or consents,  determine the result,  and do such acts as are proper to conduct the election or vote with  fairness to all  stockholders.  On request of the person presiding at the meeting, the inspector or inspectors,  if any, shall make a report in writing of any  challenge,  question,  or matter  determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or  inspectors.  Except as may otherwise be required by subsection (e)
of Section 231 of the General  Corporation  Law, the  provisions of that Section shall not apply to the corporation.

     - QUORUM.  The  holders of a majority  of the  outstanding  shares of stock shall  constitute a quorum at a meeting of  stockholders  for the transaction of any  business.  The  stockholders  present may  adjourn the meeting  despite the absence of a quorum.

     - VOTING. Each share of stock shall entitle the holder thereof to one vote.
Directors  shall be elected by a plurality of the votes of the shares present in person  or  represented  by proxy at the  meeting  and  entitled  to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast  except  where the General  Corporation  Law  prescribes  a different percentage of votes and/or a different  exercise of voting power,  and except as
may  be  otherwise   prescribed  by  the   provisions  of  the   certificate  of
incorporation and these Bylaws. In the election of directors,  and for any other action, voting need not be by ballot.

     8.  STOCKHOLDER  ACTION  WITHOUT  MEETINGS.  Except as any provision of the
General  Corporation  Law may  otherwise  require,  any action  required  by the
General  Corporation  Law to be  taken  at any  annual  or  special  meeting  of stockholders,  or any action which may be taken at any annual or special meeting of  stockholders,  may be taken  without a  meeting,  without  prior  notice and without a vote,  if a consent  in  writing,  setting  forth the action so taken, shall be signed by the  holders of  outstanding  stock  having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares  entitled  to vote  thereon  were  present  and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous  written  consent shall be given to those  stockholders  who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE II
                                   DIRECTORS

     1. FUNCTIONS AND  DEFINITION.  The business and affairs of the  corporation shall be  managed by or under the  direction  of the Board of  Directors  of the corporation.  The  Board  of  Directors  shall  have  the  authority  to fix the compensation of the members thereof.  The use of the phrase "whole board" herein refers to the total  number of  directors  which the  corporation  would have if there were no vacancies.

     2.  QUALIFICATIONS  AND NUMBER.  A director  need not be a  stockholder,  a citizen  of the  United  States,  or a resident  of the State of  Delaware.  The initial Board of Directors  shall consist of 1 person.  Thereafter the number of directors  constituting  the whole board  shall be at least one.  Subject to the foregoing  limitation  and except for the first Board of Directors,  such number may be  fixed  from  time  to  time  by  action  of the  stockholders  or of the directors, or, if the number is not fixed, the number shall be 1 . The number of directors may be increased or decreased by action of the  stockholders or of the directors.

     3.  ELECTION  AND TERM.  The first Board of  Directors,  unless the members thereof  shall have been named in the  certificate  of  incorporation,  shall be

elected by the  incorporator  or  incorporators  and shall hold office until the first annual meeting of stockholders  and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the  corporation.  Thereafter,  directors who are elected at an annual meeting of stockholders,  and directors who are elected in the interim to fill  vacancies  and newly created  directorships,  shall hold office until the next annual meeting of stockholders  and until their successors are elected and qualified or until their earlier resignation or removal.  Except as the General  Corporation  Law may otherwise  require,  in the interim between annual meetings of stockholders  or of special  meetings of stockholders  called for the  election of directors  and/or for the removal of one or more  directors
and  for  the  filling  of  any  vacancy  in  that  connection,   newly  created
directorships  and any vacancies in the Board of Directors,  including  unfilled vacancies  resulting  from the removal of directors for cause or without  cause, may be filled  by the vote of a  majority  of the  remaining  directors  then in office, although less than a quorum, or by the sole remaining director.

     4. MEETINGS.

     - TIME.  Meetings shall be held at such time as the Board shall fix, except that the first  meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     - PLACE.  Meetings  shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

     - CALL.  No call shall be required for regular  meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the  Vice-Chairperson  of the Board, if
any, of the President, or of a majority of the directors in office.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE  WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any  other  mode of notice  of the time and  place  shall be given  for  special meetings  in  sufficient  time  for the  convenient  assembly  of the  directors thereat.  Notice  need  not be  given  to any  director  or to any  member  of a committee of  directors  who submits a written  waiver of notice  signed by such director or member  before or after the time stated  therein.  Attendance of any such person at a meeting  shall  constitute a waiver of notice of such  meeting, except when such person attends a meeting for the express  purpose of objecting, at the beginning of the meeting,  to the transaction of any business because the meeting  is  not  lawfully  called  or  convened.  Neither  the  business  to be transacted  at,  nor the  purpose  of, any  regular  or  special  meeting of the directors need be specified in any written waiver of notice.

     - QUORUM AND  ACTION.  A majority of the whole  Board  shall  constitute  a quorum except when a vacancy or vacancies  prevents such  majority,  whereupon a majority of the directors in office shall  constitute a quorum,  provided,  that such majority shall constitute at least one-third of the whole Board. A majority

of the  directors  present,  whether or not a quorum is  present,  may adjourn a meeting to another  time and place.  Except as herein  otherwise  provided,  and except as  otherwise  provided by the General  Corporation  Law, the vote of the majority  of the  directors  present  at a meeting  at which a quorum is present shall be the act of the Board.  The quorum and voting  provisions  herein stated
shall  not be  construed  as  conflicting  with any  provisions  of the  General
Corporation  Law and these Bylaws  which  govern a meeting of directors  held to fill  vacancies  and  newly  created  directorships  in the  Board or  action of disinterested directors.

     Any  member  or  members  of the  Board of  Directors  or of any  committee designated by the Board,  may participate in a meeting of the Board, or any such committee,  as the case may be,  by means of  conference  telephone  or  similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other.

     - CHAIRPERSON OF THE MEETING.  The  Chairperson of the Board, if any and if
present  and   acting,   shall   preside  at  all   meetings.   Otherwise,   the
Vice-Chairperson  of  the  Board,  if any  and if  present  and  acting,  or the
President,  if present and acting,  or any other  director  chosen by the Board, shall preside.

     5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General
Corporation  Law, any director or the entire Board of Directors  may be removed, with or without cause,  by the holders of a majority of the shares then entitled to vote at an election of directors.

     6. COMMITTEES. The Board of Directors may designate one or more committees, each  committee to consist of one or more of the  directors of the  corporation.
The Board may  designate  one or more  directors  as  alternate  members  of any committee,  who may replace any absent or disqualified  member at any meeting of the  committee.  In the  absence or  disqualification  of any member of any such committee or committees,  the member or members  thereof  present at any meeting and not  disqualified  from  voting,  whether  or not  such  member  or  members constitute a quorum,  may  unanimously  appoint  another  member of the Board of
Directors to act at the meeting in the place of any such absent or  disqualified member.  Any such  committee,  to the extent  provided in the  resolution of the
Board,  shall have and may exercise all the powers and authority of the Board of
Directors in the management of the business and affairs of the corporation  with the exception of any power or authority the delegation of which is prohibited by
Section 141 of the General  Corporation  Law, and may  authorize the seal of the corporation to be affixed to all papers which may require it.

     7.  WRITTEN  ACTION.  Any action  required or  permitted to be taken at any meeting of the Board of Directors or any committee  thereof may be taken without a meeting if all members of the Board or committee,  as the case may be, consent thereto in writing,  and the  writing or writings  are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE III
                                    OFFICERS

     The officers of the corporation shall consist of a President,  a Secretary, a Treasurer,  and, if deemed necessary,  expedient, or desirable by the Board of
Directors,  a Chairperson  of the Board,  a  Vice-Chairperson  of the Board,  an
Executive  Vice-President,  one or  more  other  Vice-  Presidents,  one or more
Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of
Directors  choosing  such  officer,  no officer  other than the  Chairperson  or
Vice-Chairperson of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

     Unless  otherwise  provided in the resolution  choosing such officer,  each officer shall be chosen for a term which shall continue until the meeting of the
Board of Directors  following the next annual meeting of stockholders  and until such officer's successor shall have been chosen and qualified.

     All officers of the corporation  shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the  resolutions  of the Board of Directors  designating  and  choosing  such officers  and  prescribing  their  authority  and  duties,  and shall  have such additional  authority  and duties as are incident to their office  except to the extent that such resolutions may be inconsistent therewith.  The Secretary or an
Assistant  Secretary of the  corporation  shall record all of the proceedings of all meetings and actions in writing of stockholders,  directors,  and committees of  directors,  and shall  exercise such  additional  authority and perform such additional  duties as the Board  shall  assign to such  Secretary  or  Assistant
Secretary.  Any officer may be removed,  with or without cause,  by the Board of
Directors. Any vacancy in any office may be filled by the Board of Directors.

                                   ARTICLE IV
                                 CORPORATE SEAL

     The  corporate  seal shall be in such form as the Board of Directors  shall prescribe.

                                    ARTICLE V
                                   FISCAL YEAR

     The fiscal year of the corporation  shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VI
                               CONTROL OVER BYLAWS

     Subject to the  provisions  of the  certificate  of  incorporation  and the provisions of the General  Corporation Law, the power to amend, alter, or repeal these  Bylaws and to adopt new Bylaws may be exercised by the Board of Directors or by the stockholders.

     I HEREBY  CERTIFY that the foregoing is a full,  true,  and correct copy of the Bylaws of Gogo Baby, Inc. a Delaware  corporation,  as in effect on the date hereof.

Dated: May 1,2013

/s/ Malcolm Hargrove
--------------------------------------
                                                                 Secretary of
                                                                 Gogo Baby, Inc.

(SEAL)

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